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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                    ______________


                                       FORM 8-K


                                    CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d) of the
                           SECURITIES EXCHANGE ACT OF 1934




          Date of Report (Date of earliest event reported):  July 15, 1996


                           United States Filter Corporation
                (Exact name of registrant as specified in its charter)



                     Delaware             1-10728           33-0266015
          (State or other jurisdiction  (Commission        (IRS Employer
                of incorporation)       File Number)    Identification No.)



                  40-004 Cook Street, Palm Desert, California 92211
               (Address of principal executive offices)     (Zip code)



          Registrant's telephone number, including area code: 619-340-0098







                                  Page 1 of 3 pages.










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          Item 5.   Other Events.

                    United States Filter Corporation (the "Company") declared a three-for-two split of its common stock, payable on July 15, 1996 to stockholders of record on June 14, 1996. As a result of the three-for-two split, the number of shares of the common stock of the Company to be covered by Registration Statement No. 33-85026 and Registration Statement No. 33-63325, both filed on Form S-3, and by Registration Statement No. 33-63251, filed on Form S-4, each of which was filed pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act") and declared effective by the Securities and Exchange Commission on, respectively, November 2, 1994, November 21, 1995 and November 27, 1995, are hereby increased to reflect this split.

                    In the case of Registration Statement No. 33-85026, the number of shares of common stock previously registered under the Act is increasing from 1,813,079 shares to 2,719,619 shares. In the case of Registration Statement No. 33-63325, the number of shares of common stock previously registered under the Act is increasing from 2,702,729 shares to 4,054,093 shares. In the case of Registration Statement No. 33-63251, the number of shares of common stock previously registered under the Act is increasing from 742,772 shares to 1,114,158 shares.

          Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                    None.



























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                                      SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        UNITED STATES FILTER CORPORATION


          Date:  July 15, 1996          By:  /s/ Damian C. Georgino
                                             ------------------------
                                             Damian C. Georgino
                                             Vice President, General
                                             Counsel and Secretary




































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